EXHIBIT 99.1
                                                                    ------------

             CHESAPEAKE ENERGY CORPORATION ANNOUNCES EXCHANGE OFFER
                                     FOR ITS
                   6.0% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 30, 2004 - Chesapeake Energy Corporation (NYSE: CHK) announced that it intends to commence today an exchange offer (the "Offer") to exchange its common stock for any and all of its outstanding 4 million shares of its 6.00% Cumulative Convertible Preferred Stock (the "Preferred Stock") (CUSIP Nos. 165167-70-1 and 165167-60-2(144A)).

The number of shares of common stock to be exchanged for each share of Preferred Stock (the "Exchange Ratio") will be fixed after 5:00 p.m. New York City time on Thursday, December 23, 2004, the Pricing Date, on the basis of the applicable pricing formula set forth herein, and publicly announced prior to the opening of trading on Monday, December 27, 2004. The Exchange Ratio will equal the sum of
(i) 4.8605 shares of common stock, the number of shares into which the Preferred Stock is presently convertible and (ii) a number of additional shares of common stock equal to $7.75 divided by the arithmetic daily volume-weighted average price of our common stock, over a ten day trading period beginning on December 10, 2004 and ending on the Pricing Date. The Exchange Offer will be subject to a maximum of 5.5605 shares of common stock and a minimum of 5.1605 shares of common stock per share of Preferred Stock.

The Preferred Stock is listed on the New York Stock Exchange under the symbol "CHKPrA", and Chesapeake's common stock is listed on the New York Stock Exchange under the symbol "CHK".

The exchange offer will expire at 12:00 midnight, New York City time, on Tuesday, December 28, 2004, unless extended or earlier terminated by Chesapeake. Holders may withdraw tendered shares of Preferred Stock at any time before the exchange offer expires, or if not previously returned, a holder may withdraw any tendered shares of Preferred Stock that are not accepted by Chesapeake on or before January 26, 2005. The tender and withdrawal of shares of Preferred Stock pursuant to the Offer held in "street" name are subject to compliance with the appropriate procedures of the automated tender offer procedures, or ATOP, system of The Depositary Trust Company.

The Offer will be made pursuant to an exchange offer prospectus contained in a Registration Statement to be filed today by Chesapeake with the Securities and Exchange Commission. Copies of the prospectus contained in the Registration Statement may be obtained, when made available, from the Information Agent for the Offer, MacKenzie Partners, Inc., who may be reached at 800-322-2885 (US toll-free) and 212-929-5500 (collect). The Offer is subject to the satisfaction of certain conditions.

The Company has engaged UBS Securities LLC to act as dealer manager in connection with the Offer. Questions regarding the Offer may be directed to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 at (888) 722-9555, x4210 (US toll-free) and (203) 719-4210 (collect).

HOLDERS OF PREFERRED STOCK ARE URGED TO READ THE EXCHANGE OFFER PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT INCLUDES IMPORTANT INFORMATION. THE EXCHANGE OFFER PROSPECTUS AND OTHER RELATED DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED FOR FREE FROM THE INFORMATION AGENT OR AT THE COMMISSION'S WEBSITE, WWW.SEC.GOV.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE
SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. ALTHOUGH WE BELIEVE OUR FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS THE SIXTH LARGEST INDEPENDENT NATURAL GAS PRODUCER IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES.